Exhibit 10.1
EXECUTION VERSION
JOINDER AGREEMENT
          THIS JOINDER AGREEMENT, dated as of April 1, 2011 (this “Agreement”), by and among BNP PARIBAS (“BNP”), UBS AG, STAMFORD BRANCH, ROYAL BANK OF CANADA and THE ROYAL BANK OF SCOTLAND PLC (each an “Incremental Lender” and collectively the “Incremental Lenders”), CRESTWOOD MIDSTREAM PARTNERS LP (F/K/A QUICKSILVER GAS SERVICES LP), a Delaware limited partnership (the “Borrower”) and BNP, as Administrative Agent (the “Administrative Agent”), Swingline Lender and Issuing Bank.
RECITALS:
          WHEREAS, reference is hereby made to the Credit Agreement, dated as of October 1, 2010 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; capitalized terms used and not otherwise defined herein being used herein as therein defined), by and among the Borrower, the financial institutions party thereto from time to time as Lenders, BNP, as Administrative Agent and Collateral Agent, Bank of America, N.A. and Royal Bank of Canada, as Syndication Agents, Banc of America Securities LLC, BNP Paribas Securities Corp. and RBC Capital Markets Corporation, as Joint Lead Arrangers, and UBS Securities LLC and The Royal Bank of Scotland plc, as Co-Documentation Agents;
          WHEREAS, subject to the terms and conditions of the Credit Agreement, Borrower may increase the existing Revolving Facility Commitments by entering into one or more joinder agreements with the Incremental Revolving Facility Lenders; and
          WHEREAS, pursuant to Section 2.20(a) of the Credit Agreement, the Administrative Agent and the Borrower may amend the Credit Agreement in order to evidence the existence and terms of the Incremental Revolving Facility Commitments, without the consent of any Lender.
          NOW, THEREFORE, in consideration of the premises and agreements, provisions and covenants herein contained, the parties hereto agree as follows:
     SECTION 1. Incremental Revolving Facility Commitments.
     (a) Each Incremental Lender party hereto hereby agrees to commit to provide its respective Incremental Revolving Facility Commitment as set forth on Schedule I annexed hereto, on the terms and subject to the conditions set forth below.
     (b) On the Effective Date (as defined below), (i) each of the existing Revolving Facility Lenders shall assign to each of the Incremental Revolving Facility Lenders, and each of the Incremental Revolving Facility Lenders shall purchase from each of the existing Revolving Facility Lenders, at the principal amount thereof, such interests in the outstanding Revolving Facility Loans and participations in Revolving Letters of Credit and Swingline Loans outstanding on the Effective Date that will result in, after giving effect to all such assignments and purchases, such Revolving Facility Loans and participations in Revolving Letters of Credit and Swingline Loans being held by existing Revolving Lenders and the Incremental Revolving Facility Lenders ratably in accordance with their Revolving Facility Commitments after giving effect to the addition of the Incremental Revolving Facility Commitments hereby; (ii) each Incremental Revolving Facility Commitment shall be deemed, for all purposes, a Revolving Facility Commitment and each Loan made thereunder shall be deemed, for all purposes, a Revolving Facility Loan and have the same terms as any existing Revolving Facility Loan and (iii) each Incremental Revolving Facility Lender shall become a Lender with respect to the Revolving Facility Commitments and all matters relating thereto.

     (c) Each Incremental Lender (i) confirms that it has received a copy of the Credit Agreement and the other Loan Documents, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement; (ii) agrees that it will, independently and without reliance upon the Administrative Agent or any other Lender or Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Loan Documents as are delegated to Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto; and (iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender.
     (d) For purposes of the Credit Agreement, the initial notice address of each Incremental Lender shall be as set forth below its signature below.
     (e) For each Incremental Lender that is a Non-US Lender, delivered herewith to Administrative Agent are such forms, certificates or other evidence with respect to United States federal income tax withholding matters as such Incremental Lender may be required to deliver to Administrative Agent pursuant to subsection 2.17(e) of the Credit Agreement.
SECTION 2. Amendment of the Credit Agreement.
     (a) Section 1.01 of the Credit Agreement is hereby amended as follows:
     (i) By inserting the following defined terms:
“First Incremental Joinder” shall mean that certain Joinder Agreement, dated as of April 1, 2011, among the Borrower, the Administrative Agent and the Incremental Revolving Facility Lenders party thereto.
“First Incremental Joinder Effective Date” shall mean the “Effective Date” as defined in the First Incremental Joinder.
     (ii) by replacing the defined term “Revolving Facility Commitment” in its entirety with the following:
“Revolving Facility Commitment” shall mean, with respect to each Revolving Facility Lender, the commitment of such Revolving Facility Lender to make Eurodollar Loans and ABR Loans pursuant to Section 2.01 representing the maximum aggregate permitted amount of such Revolving Facility Lender’s Revolving Facility Credit Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.08 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender under Section 9.04. The amount of each Revolving Facility Lender’s Revolving Facility Commitment, as of the First Incremental Joinder Effective Date, is set forth on Schedule 2.01, or in the Assignment and Acceptance pursuant to which such Revolving Facility Lender shall have assumed its Revolving Facility Commitment, as applicable. The aggregate amount of the Revolving Facility Commitments on the First Incremental Joinder Effective Date is

U.S.$500.0 million. To the extent applicable, Revolving Facility Commitments shall include the Incremental Revolving Facility Commitments of any Incremental Revolving Facility Lender.
     (b) Schedule 2.01 to the Credit Agreement is hereby replaced in its entirety with Schedule 2 to this Agreement.
     SECTION 3. Confirmation of Loan Documents. The Borrower hereby confirms and ratifies all of its obligations under the Loan Documents to which it is a party, including its obligations and the Liens granted by it under the Security Documents to which it is a party and confirms that all references in such Security Documents to the “Credit Agreement” (or words of similar import) refer to the Credit Agreement as amended and supplemented hereby without impairing any such obligations or Liens in any respect.
     SECTION 4. Conditions to Effectiveness. The effectiveness of this Agreement and the obligations of the Incremental Lenders to make Revolving Facility Loans under the Incremental Revolving Facility Commitments hereunder are subject to the satisfaction or waiver of each of the following conditions (the date on which such conditions are satisfied or waived, the “Effective Date”):
     (a) The Administrative Agent shall have received (i) a counterpart of this Agreement, executed and delivered by the Borrower and each Incremental Lender party hereto and (ii) a reaffirmation agreement in form and substance satisfactory to the Administrative Agent, executed and delivered by each of the Loan Parties with respect to its obligations and the Liens granted by it under the Security Documents.
     (b) The Administrative Agent shall have received, on behalf of itself, the Collateral Agent, the Lenders and each Issuing Bank on the Effective Date, the favorable written opinion of Simpson Thacher & Bartlett LLP, special counsel to the Loan Parties, in form and substance satisfactory to the Administrative Agent, dated as of the Effective Date.
     (c) The Administrative Agent shall have received a solvency certificate, substantially in the form of Exhibit F to the Credit Agreement, executed on behalf of the Borrower by a Responsible Officer of the Borrower, which certificate shall certify as to the solvency of the Borrower and its Subsidiaries, on a consolidated basis, after giving effect to the incurrence of the Incremental Revolving Facility Commitments (as if the Revolving Facility Commitments were fully drawn on the Effective Date).
     (d) The Administrative Agent shall have received from the Borrower, a certificate, dated as of the Effective Date, substantially in the form delivered pursuant to Section 4.02(c) of the Credit Agreement, with appropriate insertions and attachments.
     (e) The Administrative Agent shall have received the following:
     (i) audited consolidated balance sheets and related statements of income, stockholders’ equity and cash flows of Frontier Gas Services, LLC (the “Target”) for the 2008, 2009 and 2010 fiscal years, which financial statements shall be audited in accordance with GAAP;
     (ii) to the extent available (but in any event, for any fiscal quarter ended 45 days or more prior to the Effective Date), unaudited consolidated balance sheets and related statements of income, stockholders’ equity and cash flows of the Target for each completed fiscal quarter since the date of the most recent audited financial statements, which unaudited financial statements shall be prepared in accordance with GAAP; and

     (iii) a pro forma consolidated statement of income of the Borrower for the most recently completed fiscal year and any interim period ended at least 45 days prior to the Effective Date and a pro forma consolidated balance sheet and related pro forma consolidated statement of income of the Borrower as of and for the twelve-month period ending on the last day of the most recently completed four-fiscal quarter period ended at least 45 days prior to the Effective Date, prepared after giving effect to (i) the acquisition of a substantial portion of the assets of the Target (the “Acquisition”) pursuant to the Acquisition Agreement (as defined below), (ii) the issuance by the Borrower of $200 million of senior unsecured notes (the “Senior Unsecured Notes Offering”), (iii) the receipt by the Borrower of cash equity contributions in the amount of not less than $150 million (the “Equity Financing”) and (iv) the incurrence of the Incremental Revolving Facility Commitments, as if such transactions had occurred as of such date (in the case of such balance sheet) or at the beginning of such period (in the case of such other financial statements).
     (f) The Administrative Agent shall have received evidence that (i) the Acquisition shall have been consummated or shall be consummated substantially simultaneously with the effectiveness of this Agreement) in accordance with the terms of that certain Purchase and Sale Agreement dated as of February 18, 2011, by and between the Borrower and the Target (the “Acquisition Agreement”), and all other related documentation (without material amendment, modification or waiver thereof that is adverse to the Administrative Agent or the Incremental Lenders without the consent of the Administrative Agent and the Incremental Lenders, such consent not to be unreasonably withheld or delayed), (ii) the Senior Unsecured Notes Offering shall have been consummated (or will be consummated substantially simultaneously with the effectiveness of this Agreement) on terms reasonably satisfactory to the Administrative Agent and (iii) the Equity Financing shall have been consummated (or will be consummated substantially simultaneously with the effectiveness of this Agreement); provided that, to the extent all or any portion of the Equity Financing is not comprised of common equity, the terms and conditions of the Equity Financing shall be reasonably satisfactory to the Administrative Agent.
     (g) The Collateral and Guarantee Requirement shall have been satisfied after giving effect to the Acquisition, and the Administrative Agent shall have received a completed Perfection Certificate dated the Effective Date and signed by a Responsible Officer of the Borrower, together with all attachments contemplated thereby.
     (h) The Administrative Agent shall have received, for the account of the Incremental Lenders party hereto, payment of a fee equal to 1.00% of the aggregate amount of the Incremental Revolving Facility Commitments on the Effective Date, to be allocated among the Incremental Lenders in a manner separately agreed.
     (i) The Administrative Agent shall have received reimbursement of all reasonable costs and expenses (including the reasonable fees, disbursements and other charges of counsel) invoiced to (on or prior to the Effective Date) and payable by the Borrower in connection with this Agreement, and any other documents prepared in connection herewith and the transactions contemplated hereby, including any payments required pursuant to Section 2.16 of the Credit Agreement in connection with the Incremental Revolving Facility Commitments.
     (j) The Administrative Agent and the Incremental Lenders shall have received all documentation and other information required by regulatory authorities with respect to the Borrower under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the PATRIOT Act, that has been reasonably requested by the Agents and the Incremental Lenders at least 10 days in advance of the Effective Date.

     SECTION 5. Representations and Warranties of the Borrower. The Borrower hereby represents and warrants, as of the Effective Date, as follows:
     (a) Each of the representations and warranties contained in Article III of the Credit Agreement and the other Loan Documents is true and correct in all material respects on and as of the Effective Date as if made on and as of such date except to the extent that such representations and warranties expressly specifically refer to an earlier date (in which case such representations and warranties are true and correct in all material respects as of such earlier date).
     (b) The Borrower and its Subsidiaries are in compliance, on a Pro Forma Basis after giving effect to the incurrence of the Incremental Revolving Facility Commitments, with the covenants contained in Section 6.10 and Section 6.11 of the Credit Agreement recomputed as at the last day of the most recently ended fiscal quarter of the Borrower and its Subsidiaries (as set forth in a certificate of a Responsible Officer delivered to the Administrative Agent on or prior to the Effective Date). After giving effect to the incurrence of the Incremental Revolving Facility Commitments, the First Lien Leverage Ratio shall not exceed 3.50 to 1.00.
     (c) No Default or Event of Default exists, both before and after giving effect to the incurrence of the Incremental Revolving Facility Commitments.
     SECTION 6. Effects on Loan Documents.
     (a) Except as specifically amended herein, all Loan Documents shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.
     (b) The execution, delivery and effectiveness of this Agreement shall not operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provision of the Loan Documents.
     (c) The Borrower and the other parties hereto acknowledge and agree that this Agreement shall constitute a Loan Document.
     SECTION 7. Amendments; Execution in Counterparts.
     (a) This Agreement shall not constitute an amendment of any other provision of the Credit Agreement not referred to herein and shall not be construed as a waiver or consent to any further or future action on the part of the Borrower that would require a waiver or consent of the Lenders or the Administrative Agent. Except as expressly amended hereby, the provisions of the Credit Agreement are and shall remain in full force and effect.
     (b) This Agreement may not be amended nor may any provision hereof be waived except pursuant to a writing signed by the Borrower, the Administrative Agent and the Incremental Lenders party hereto. This Agreement may be executed by one or more of the parties hereto on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile or other electronic submission shall be effective as delivery of a manually executed counterpart hereof.
     SECTION 8. GOVERNING LAW; WAIVER OF JURY TRIAL. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN

RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS. EACH PARTY HERETO (i) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (ii) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION AND IN SECTION 9.11 OF THE CREDIT AGREEMENT.
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     IN WITNESS WHEREOF, each of the undersigned has caused its duly authorized officer to execute and deliver this Joinder Agreement as of April 1, 2011.

BNP PARIBAS, as Incremental Lender
By:	/s/ Andrew Ostrov
	Name:	Andrew Ostrov
	Title:	Director

Notice Address: 787 Seventh Avenue New York, New York 10019 Attention: Dina Wilson Facsimile: (201) 850-4020 E-mail: AGENCY_ LS_ SUPPORT@americas.bnpparibas.com
By:	/s/ Matthew A. Turner
	Name:	Matthew A. Turner
	Title:	Vice President

UBS AG, STAMFORD BRANCH, as Incremental Lender
By:	/s/ Mary E. Evans
	Name:	Mary E. Evans
	Title:	Associate Director

By:	/s/ Irja R. Otsa
	Name:	Irja R. Otsa
	Title:	Associate Director

Notice Address: c/o Banking Products Services 677 Washington Blvd. Stamford, CT 06901 Attention: Ray Ciraco Telephone: 203-719-3571 Facsimile: 203-719-3390

ROYAL BANK OF CANADA, as Incremental Lender
By:	/s/ Jason York
	Name:	Jason York
	Title:	Authorized Signatory

Notice Address: Royal Bank of Canada — WFC Branch Three World Financial Center 200 Vesey Street New York, NY 10281-8098
Attention: US Specialized Service Officer Telephone: (416) 955-6599 Facsimile: (212) 428-2372

THE ROYAL BANK OF SCOTLAND PLC, as Incremental Lender
By:	/s/ Steve Ray
	Name:	Steve Ray
	Title:	Director

Notice Address: RBS Global Banking & Markets 600 Washington Blvd. Stamford, CT 06901
Attention: Janardhan Krishnappa Telephone: 203-897-4431 Facsimile: 203-897-5019

CRESTWOOD MIDSTREAM PARTNERS LP
By:	Crestwood Gas Services GP LLC, its general partner

By:	/s/ William G. Manias
	Name:	William G. Manias
	Title:	Senior Vice President and Chief Financial Officer

Consented to by:

BNP PARIBAS as Administrative Agent, Swingline Lender and Issuing Bank
By:	/s/ Andrew Ostrov
	Name:	Andrew Ostrov
	Title:	Director

By:	/s/ Matthew A. Turner
	Name:	Matthew A. Turner
	Title:	Vice President

SCHEDULE 1
TO JOINDER AGREEMENT
INCREMENTAL REVOLVING FACILITY COMMITMENTS

Incremental Revolving
Name of Incremental Lender	Facility Commitments
BNP PARIBAS	$25,000,000
UBS AG, STAMFORD BRANCH	$25,000,000
ROYAL BANK OF CANADA	$25,000,000
THE ROYAL BANK OF SCOTLAND PLC	$25,000,000
Total:	$100,000,000

SCHEDULE 2
TO JOINDER AGREEMENT
REVOLVING FACILITY COMMITMENTS

Revolving Facility
Name of Lender	Commitments
BNP PARIBAS	$60,000,000
BANK OF AMERICA, N.A.	$35,000,000
ROYAL BANK OF CANADA	$60,000,000
UBS AG, STAMFORD BRANCH	$60,000,000
THE ROYAL BANK OF SCOTLAND PLC	$60,000,000
WELLS FARGO BANK, N.A.	$25,000,000
BARCLAYS BANK PLC	$25,000,000
BANK OF MONTREAL	$25,000,000
CAPITAL ONE, N.A.	$25,000,000
COMERICA BANK	$25,000,000
REGIONS BANK	$25,000,000
COMPASS BANK	$25,000,000
SUMITOMO MITSUI BANKING CORP	$25,000,000
U.S. BANK NATIONAL ASSOCIATION	$15,000,000
ALLIED IRISH BANK, P.L.C.	$10,000,000

Total:	$500,000,000